EXHIBIT 10(iii)

Confirmation

of the Purchase of Rich Land Investments Limitada

SunVesta Holding AG

Dammstrasse 19

6300 Zug

Switzerland	(Buyer)

and

Mauricio Rivera Lang

Trustee of Rich Land Investments Limitada

Grupo Do it Building

Liberia, Guanacaste

Costa Rica	(Seller)

Subject

Rich Land Investments Limitada is the owner of the concession rights over the property duly inscribed in the Maritime Coastal Zone Section of the Public Registry, Property number one thousand one hundred thirteen-Z- zero zero zero, which has the following characteristics: Nature: Papagayo, Playa Panama, forest land, lot number two, dedicated to tourism, located at the third district, Sardinal, fifth county, Carrillo, Province of Guanacaste, with the following boundaries: North: public road, South: Condovac La Costa and Instituto Costarricense de Turismo used by the Instituto Costarricense de Electricidad, East: public road and West: Condovac La Costa and Instituto Costarricense de Turismo used by the Instituto Costarricense de Electricidad, with a surface measurement of eighty four thousand six hundred five squaremeters with twenty square decimeters, lot map number G- zero seven hundred seventy two thousand seven hundred nine- two thousand two.

With the signature of the present paper, the parties confirm the following:

1.	One hundred percent of the above-mentioned capital stock of the corporation Rich Land Investments Limitada have been sold for the price of

US$ 7.000.000.00 (seven million dollars), legal currency of the United States of America, from the above mentioned Seller to the above mentioned Buyer.

2.	The total price of US$ 7.000.000.00 (seven million dollars) plus all other expenses, in particular closing costs, wire and bank fees, ICT Warranty Deposit had been paid to the Seller.

3.

The Seller has transferred to the Buyer the shares, books and all other legal documentation of Rich Land Investments Ltda. The capital stock was transferred completely free of loans, liens, obligations and annotations of any kind to The Buyer, who accepts the assignment and transferring.

In witness whereof, the present confirmation of the Purchase of Rich Land Investments Limitada is hereby signed and exchanged by fax in Guanacaste and Zug on September 20th 2007, and the Seller and the Buyer agree to consider this fax document as a fully legal binding document.

/s/ Thomas Meier	/s/ Mauricio Rivera Lang
For the Buyer	For the Seller

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